Exhibit 10.1

1st Amendment to Loan Agreement

Borrower:   Accelerize New Media Inc.

Date:           September 30, 2014

THIS FIRST AMENDMENT TO LOAN AGREEMENT is entered into between SQUARE 1 BANK (“Lender”) and the borrower named above (“Borrower”).

The Parties agree to amend the Loan and Security Agreement between them, dated March 17, 2014 (as amended, the “Loan Agreement”), as follows, effective as of the date hereof. (Capitalized terms used but not defined in this Amendment shall have the meanings set forth in the Loan Agreement.)

1.     Increased Credit Limit. That portion of Section 1 of the Schedule which now reads as follows:

“An amount not to exceed the lesser of (a) and (b) below (the ‘Credit Limit’):

(a)	a total of $3,000,000 at any one time outstanding (the ‘Maximum Credit Limit’); or
(b)	Three times (an ‘Advance Rate’) an amount equal to the average trailing three-month Recurring Revenue of Borrower minus the average trailing three-month Recurring Revenue Churn of Borrower.”

is hereby amended to read as follows:

“An amount not to exceed the lesser of (a) and (b) below (the ‘Credit Limit’):

(a)	a total of $6,000,000 at any one time outstanding (the ‘Maximum Credit Limit’); or
(b)	Three times (an ‘Advance Rate’) an amount equal to the average trailing three-month Recurring Revenue of Borrower minus the average trailing three-month Recurring Revenue Churn of Borrower.”

2.     Minimum Monthly Interest. Section 2 of the Schedule is hereby amended and restated in its entirety to read as follows:

“2. INTEREST.

      Interest Rate (Section 1.2):

A rate equal to the Prime Rate in effect from time to time, plus 1.25% per annum, provided that (i) the interest rate in effect on any day shall not be less than 5.50% per annum, and (ii) in no event shall the accrued interest payable hereunder with respect to any month be less than $10,000, and if it is, Borrower shall pay the difference to Lender on the date the monthly interest payment is due. Interest shall be calculated on the basis of a 360-day year for the actual number of days elapsed. The interest rate applicable to the Obligations shall change on each date there is a change in the Prime Rate.”

3.     Modification of Minimum Adjusted EBITDA Covenant. That portion of Section 5 of the Schedule which now reads as follows:

Period	Minimum Adjusted EBITDA
1 month ending Jan 31, 2014	($1,000,000)
2 months ending Feb 28, 2014	($1,000,000)
3 months ending Mar 31, 2014	($1,000,000)
4 months ending Apr 30, 2014	($1,000,000)
5 months ending May 31, 2014	($1,000,000)
6 months ending Jun 30, 2014	($1,000,000)
7 months ending Jul 31, 2014	($1,000,000)
8 months ending Aug 31, 2014	($1,000,000)
9 months ending Sep 30, 2014	($1,000,000)
10 months ending Oct 31, 2014	($1,000,000)
11 months ending Nov 30, 2014	($1,000,000)
12 months ending Dec 31, 2014	($1,000,000)

is hereby amended to read as follows:

Period	Minimum Adjusted EBITDA
1 month ending Jan 31, 2014	($3,000,000)
2 months ending Feb 28, 2014	($3,000,000)
3 months ending Mar 31, 2014	($3,000,000)
4 months ending Apr 30, 2014	($3,000,000)
5 months ending May 31, 2014	($3,000,000)
6 months ending Jun 30, 2014	($3,000,000)
7 months ending Jul 31, 2014	($3,000,000)
8 months ending Aug 31, 2014	($3,000,000)
9 months ending Sep 30, 2014	($3,000,000)
10 months ending Oct 31, 2014	($3,000,000)
11 months ending Nov 30, 2014	($3,000,000)
12 months ending Dec 31, 2014	($3,000,000)

4.     Modification of Capital Expenditures Covenant. That portion of Section 5 of the Schedule which now reads as follows:

“Capital Expenditures:	Borrower shall not make total Capital Expenditures exceeding: (i) $750,000, during the fiscal year ending December 31, 2014; or (ii) $800,000 during any subsequent fiscal year.”

is hereby amended to read as follows:

“Capital Expenditures:	Borrower shall not make total Capital Expenditures exceeding $1,500,000 during any fiscal year.”

5.     Addition of Minimum Liquidity Covenant. The following is hereby added to Section 5 of the Schedule, immediately preceding the subsection entitled “Definitions”:

“Minimum Liquidity:	Borrower shall maintain total Liquidity of no less than $1,000,000 at all times.”

6.     Definition of Liquidity. The following is hereby added to the subsection entitled “Definitions” in Section 5 of the Schedule, in its corresponding alphabetical position:

“ ‘Liquidity’ means, on any day, (i) unrestricted cash in Borrower’s sole name in Deposit Accounts maintained with Lender on such day, plus (ii) Loans available to Borrower hereunder on such day.”

7.     Limits on Transfers to Foreign Subs. Subsection (e) of Section 8 of the Schedule is hereby amended and restated in its entirety to read as follows:

“(e)

Foreign Subsidiaries; Foreign Assets. Borrower represents and warrants that it has no partially-owned or wholly-owned Subsidiaries, except for Subsidiaries organized under the laws of a jurisdiction other than the United States or any state or territory thereof or the District of Columbia (“Foreign Subs”). Borrower may make Investments in Foreign Subs, in an aggregate amount not to exceed the amount necessary to fund the current operating expenses of Foreign Subs (taking into account their revenue from other sources); provided that (i) the total of such investments and loans to all such Foreign Subs shall not exceed $750,000 in any six month period and shall not exceed $1,500,000 in any twelve month period, and (ii) the total assets of all Foreign Subs combined shall not, at any time, exceed $500,000 in the aggregate. The foregoing shall constitute “Permitted Investments” for purposes of the Loan Agreement. Borrower covenants that (i) the total assets of all Foreign Subs combined (excluding intercompany obligations due from the Borrower), plus the total assets of Borrower located outside the United States (including without limitation deposits in foreign bank accounts) combined shall not, at any time, exceed $700,000 in the aggregate, and (ii) the total amount maintained by Borrower in foreign bank accounts shall not, at any time, exceed $200,000. Borrower shall not permit any of the assets of any Foreign Subs to be subject to any security interest, lien or encumbrance, and Borrower shall not agree with any other Person to restrict its ability to cause a Foreign Sub to grant any security interest in, or lien or encumbrance on, its assets.”

8.     Additional Warrants. A new subsection (f) is hereby added to Section 8 of the Schedule, which reads as follows:

“(f)

Additional Warrants. Upon the date that the amount of the monetary Obligations outstanding under this Agreement first exceeds $3,000,000 (the “Warrant Trigger Date”), Lender shall thereby earn, and Borrower shall issue to Lender, within 30 days following the Warrant Trigger Date, three-year warrants (the “Additional Warrants”) to purchase the following number of shares of common stock of Borrower, at the Additional Warrant Price: 90,000 divided by the Additional Warrant Price. For the purposes hereof: the “Additional Warrant Price” shall be equal to the price per share at which Borrower’s common stock was last traded on the Warrant Trigger Date. The Additional Warrants shall be issued upon the terms and conditions set forth in Lender’s standard form Warrant to Purchase Stock in effect at such time.”

9.     Fee. In consideration for Lender entering into this Amendment, Borrower shall concurrently pay Lender a fee in the amount of $10,000, which shall be non-refundable and in addition to all interest and other fees payable to Lender under the Loan Documents. Lender is authorized to charge said fee to Borrower’s loan account or any of Borrower’s deposit accounts with Lender.

10.     Representations True. Borrower represents and warrants to Lender that all representations and warranties set forth in the Loan Agreement, as amended hereby, are true and correct.

11.     General Release. In consideration for Lender entering into this Amendment, Borrower hereby irrevocably releases and forever discharges Lender, and its successors, assigns, agents, shareholders, directors, officers, employees, agents, attorneys, parent corporations, subsidiary corporations, affiliated corporations, affiliates, participants, and each of them (collectively, the “Releasees”), from any and all claims, debts, liabilities, demands, obligations, costs, expenses, actions and causes of action, of every nature and description, known and unknown, which Borrower now has or at any time may hold, by reason of any matter, cause or thing occurred, done, omitted or suffered to be done prior to the date of this Amendment (collectively, the “Released Claims”). Borrower hereby irrevocably waives the benefits of any and all statutes and rules of law to the extent the same provide in substance that a general release does not extend to claims which the creditor does not know or suspect to exist in its favor at the time of executing the release, and, without limiting the foregoing, and without limiting the stipulation to governing law in Section 9.19 of the Loan Agreement, Borrower irrevocably waives any benefits it may have under California Civil Code Section 1542 which provides: "A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.” Borrower represents and warrants that it has not assigned to any other Person any Released Claim, and agrees to indemnify Lender against any and all actions, demands, obligations, causes of action, decrees, awards, claims, liabilities, losses and costs, including but not limited to reasonable attorneys' fees of counsel of Lender’s choice and costs, which Lender may sustain or incur as a result of a breach or purported breach of the foregoing representation and warranty.

12.     No Waiver. Nothing herein constitutes a waiver of any default or Event of Default under the Loan Agreement or any other Loan Documents, whether or not known to Bank.

13.     Governing Law; Jurisdiction; Venue. This Amendment and all acts, transactions, disputes and controversies arising hereunder or relating hereto, and all rights and obligations of the parties shall be governed by, and construed in accordance with, the internal laws (and not the conflict of laws rules) of the State of California. All disputes, controversies, claims, actions and other proceedings involving, directly or indirectly, any matter in any way arising out of, related to, or connected with, this Amendment or the relationship between Borrower and Lender, and any and all other claims of Borrower against Lender of any kind, shall be brought only in a court located in Los Angeles County, California, and each party consents to the jurisdiction of any such court and the referee referred to in Section 9.20 of the Loan Agreement, and waives any and all rights the party may have to object to the jurisdiction of any such court, or to transfer or change the venue of any such action or proceeding, including, without limitation, any objection to venue or request for change in venue based on the doctrine of forum non conveniens; provided that, notwithstanding the foregoing, nothing herein shall limit the right of Lender to bring proceedings against Borrower in the courts of any other jurisdiction. Borrower consents to service of process in any action or proceeding brought against it by Lender, by personal delivery, or by mail addressed as set forth in the Loan Agreement or by any other method permitted by law.

14.     Dispute Resolution. The provisions of Section 9.20 of the Loan Agreement relating to dispute resolution shall apply to this Amendment, and the terms thereof are incorporated herein by this reference.

15.     General Provisions. Borrower hereby ratifies and confirms the continuing validity, enforceability and effectiveness of the Loan Agreement and all other Loan Documents. This Amendment, the Loan Agreement, any prior written amendments to the Loan Agreement signed by Lender and Borrower, and the other written documents and agreements between Lender and Borrower set forth in full all of the representations and agreements of the parties with respect to the subject matter hereof and supersede all prior discussions, representations, agreements and understandings between the parties with respect to the subject hereof. Except as herein expressly amended, all of the terms and provisions of the Loan Agreement, and all other documents and agreements between Lender and Borrower shall continue in full force and effect and the same are hereby ratified and confirmed. This Amendment may be executed in multiple counterparts, by different parties signing separate counterparts, and all of the same taken together shall constitute one and the same agreement.

16.     Mutual Waiver of Jury Trial. LENDER AND BORROWER EACH ACKNOWLEDGE THAT THE RIGHT TO TRIAL BY JURY IS A CONSTITUTIONAL RIGHT, BUT THAT IT MAY BE WAIVED. EACH OF THE PARTIES, AFTER CONSULTING OR HAVING HAD THE OPPORTUNITY TO CONSULT, WITH COUNSEL OF THEIR CHOICE, KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LITIGATION BASED UPON OR ARISING OUT OF THIS AMENDMENT OR ANY RELATED INSTRUMENT OR LOAN DOCUMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED BY THIS AMENDMENT OR ANY COURSE OF CONDUCT, DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN), ACTION OR INACTION OF ANY OF THEM. THESE PROVISIONS SHALL NOT BE DEEMED TO HAVE BEEN MODIFIED IN ANY RESPECT OR RELINQUISHED BY LENDER OR BORROWER, EXCEPT BY A WRITTEN INSTRUMENT EXECUTED BY EACH OF THEM. IF FOR ANY REASON THE PROVISIONS OF THIS SECTION ARE VOID, INVALID OR UNENFORCEABLE, THE SAME SHALL NOT AFFECT ANY OTHER TERM OR PROVISION OF THIS AMENDMENT, AND ALL OTHER TERMS AND PROVISIONS OF THIS AMENDMENT SHALL BE UNAFFECTED BY THE SAME AND CONTINUE IN FULL FORCE AND EFFECT.

[Signatures on Next Page]-3

Borrower: ACCELERIZE NEW MEDIA INC. By /s/ Brian Ross Title CEO	Bank: SQUARE 1 BANK By /s/ Jonathan Jarmul Title Account Executive

[Signature Page—First Amendment to Loan Agreement]